Exhibit 99.1
FOR IMMEDIATE RELEASE
Dover Saddlery, Inc. Announces Accelerated Vesting of Options
01.06.2006
Contact Information
Janet Nittmann
Communications Director
1-978-952-8062 Ext. 218
jnittmann@doversaddlery.com
LITTLETON, MA — January 6, 2006 — Dover Saddlery, Inc. (Nasdaq: DOVR), the largest direct marketer of equestrian products in the United States, announced today the accelerated vesting of all currently outstanding unvested stock options. Unvested options to purchase approximately 183,658 shares may become exercisable as a result of the vesting acceleration. The Board of Directors of Dover approved the acceleration of the vesting of all unvested options to purchase shares of common stock of Dover that are held by employees, officers and directors as of December 30, 2005. As of this date, only 31,629 of these unvested options were “in-the-money” options, and 152,029 were “out-of-the-money.” In addition, the 152,029 were originally scheduled to vest in one year, while the 31,629 were subject to a multiple year vesting schedule. The original IPO 180 day lock-up provision covers 134,744 of these options, through May 18, 2006.
The acceleration of these options was undertaken to eliminate future compensation expense estimated to be as much as $360,000. Dover would otherwise have been required to recognize this expense in its consolidated statement of operations with respect to these options once the Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment”, issued by the Financial Accounting Standards Board, became effective on January 1, 2006 for Dover’s 2006 fiscal year ending December 31, 2006.
The number of shares and exercise prices of the options subject to the acceleration are unchanged. The acceleration is effective as of December 30, 2005. The future expense to Dover subject to elimination as a result of the acceleration of the vesting of these options is estimated to be $360,000.
Dover expects to report the avoided future expense in its annual fiscal 2005 financial statements as a pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

About Dover Saddlery, Inc.
Dover Saddlery, Inc. (Nasdaq: DOVR) is the largest direct marketer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become “The Source” ™ for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. For more information, please call 1-978-952-8062 or visit www.doversaddlery.com.
Notice Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the elimination of estimated future compensation expense. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, material variations in the actual after-tax effects of exercises of the accelerated options from those estimated due to such factors as differences in the length of time that the options remain unexercised and future values and volatility of the Company’s stock price, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, accounting rules, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filings, including its Registration Statement on Form S-1.